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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM 8-K
                                CURRENT REPORT

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                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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       DATE OF REPORT (Date of earliest event reported): DECEMBER 31, 1999

                         COMPUTER LEARNING CENTERS, INC.
          (Exact name of registrant as specified in its charter)

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
            DELAWARE                         0-26040                           36-3501869
(State or other jurisdiction of      (Commission File Number)        (IRS Employer Identification
          incorporation                                                          Number)
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                             11350 RANDOM HILLS ROAD
                                    SUITE 240
                             FAIRFAX, VIRGINIA 22030
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (703) 359-7000

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          (Former name of former address, if changed since last report)





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ITEM 5. OTHER EVENTS

     On December 31, 1999, the Company entered into an Amended and Restated Credit Agreement with its commercial bank lender, a copy of which is attached as an Exhibit to this Report. In accordance with the terms of the Agreement, the term loan component of the facility will be eliminated and other restrictions will be imposed, including the prohibition of acquisitions and stock repurchases by the Company. In addition, the available credit of the facility will be reduced to $12.0 million immediately and further reduced to $11.0 million on February 1, 2000 and to $10.0 million on May 1, 2000. Under the terms of the agreement, the termination date of the facility will change to February 28, 2001 and the interest rate associated with the facility will change to the U.S. Prime rate plus 1%.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS

       A list of exhibits filed as part of this report is set forth in the Index to Exhibits, which immediately precedes such exhibits and is incorporated herein by reference.









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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMPUTER LEARNING CENTERS, INC.

                                       By: /s/ Charles L. Cosgrove
                                           ---------------------------
                                               Charles L. Cosgrove
                                             Chief Financial Officer
                                              Date: January 5, 2000











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                                INDEX TO EXHIBITS

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                                                         PAGE NO. IN THIS
EXHIBIT NO.                  DESCRIPTION                      FILING
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
99.1           Amended and Restated Credit Agreement....      Page 5
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